April 1, 2003



RE: Comment #57


I: Derrick Strickland, P. Geo., B.Sc., MBA

I hereby give consent to being named as an expert in the registration statement of Stellar Resources Ltd. and agree to the filing of the consent as an exhibit to the registration statement.

Signed:


/s/ Derrick Strickland

Derrick Strickland, P.Geo.
Geologist, B.Sc. MBA


                                     (SEAL)
                                  PROFESSIONAL
                                   PROMISE OF
                                D. A. STRICKLAND
                                     #27879
                                     BRITISH
                                    COLUMBIA
                                  GEO SCIENTIST